UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 22, 2026

ARES STRATEGIC INCOME FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 22, 2026, Ares Strategic Income Fund (the “Fund”) reconvened its 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”), previously adjourned on June 24, 2026. Quorum for the 2026 Annual Meeting requires holders of 50% of the outstanding shares of the Fund (without regard to class or series) entitled to vote to be present, in person or by proxy. A quorum was not present, so the chairperson of the 2026 Annual Meeting adjourned the meeting without (i) voting upon the election of trustee nominees, or (ii) ratifying the appointment of KPMG LLP as the Fund’s independent registered public accounting firm for the year ending December 31, 2026. The Fund does not expect to reconvene the 2026 Annual Meeting and intends to hold its next annual meeting of shareholders in 2027 (the “2027 Annual Meeting”).

The Fund’s current board of trustees will continue to serve until the earlier of the 2027 Annual Meeting or the date, if any, on which their successors are duly elected and qualify. In addition, the ratification by shareholders of KPMG LLP as the Fund’s independent registered public accounting firm for the year ending December 31, 2026 is not required for their appointment and they will serve in that capacity at the direction of the Fund’s audit committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: July 24, 2026

	By:	/s/ SCOTT C. LEM
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer